Exhibit 10.1

FIRST AMENDMENT TO SENIOR SECURED TERM LOAN AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED TERM LOAN AGREEMENT (this “Amendment”), dated as of June 3, 2009, by and among MEA HOLDINGS, INC., a Wisconsin corporation (“Borrower”), each party listed as a “Guarantor” on the signature pages hereto (collectively, the “Guarantors”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Agent for itself and the other Lenders from time to time a party to the Loan Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”), and each of the undersigned “Lenders” (hereinafter referred to collectively as the “Lenders”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, the Borrower, KeyBank, Agent and the other Lenders, among others, are party to that certain Senior Secured Term Loan Agreement dated as of March 10, 2008, (as the same may be varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Loan Agreement”); and

WHEREAS, the Borrower has requested that the Lenders modify the Loan Agreement in certain respects and the Lenders have agreed to modifications on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, and as a material inducement to the Lenders to agree to such modifications, the parties do hereby covenant and agree as follows:

1.    Definitions.  Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Loan Agreement.

2.    Modifications of the Loan Agreement.  The Borrower, Agent and the Lenders do hereby modify and amend the Loan Agreement as follows:

(a)    Section 1.1 of the Loan Agreement is hereby amended by deleting in its entirety the defined term “Applicable Margin” and inserting in lieu thereof the following:

“Applicable Margin.  4.50%.”

(b)    Section 2.5 of the Loan Agreement is hereby amended by adding a new clause (f) at the end thereof to read as follows:

“(f)           Covenant Compliance.  The Borrower shall have delivered to Agent a statement certified by the chief financial officer or chief accounting officer of Parent in such form as the Agent may approve, in its reasonable discretion, demonstrating pro forma compliance, giving effect to the extension of the Maturity Date, with the financial covenant set forth in §9.2(d).”

(c)    Section 9.1 of the Loan Agreement is hereby deleted in its entirety and the phrase “Intentionally Deleted” is inserted in lieu thereof, and the reference to Section 9.1 contained in Section 11.1(c) of the Loan Agreement is hereby deleted.

(d)    Section 9.2 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“§9.2       Consolidated Senior Indebtedness to Adjusted Consolidated EBITDA.  The Borrower will not permit the ratio of its Consolidated Senior Indebtedness to Adjusted Consolidated EBITDA to exceed the following respective ratios during the following respective periods:

(a)           at any time on or prior to the Maturity Date (without giving effect to any extension thereof), 3.50 to 1.00; provided, however, that during not more than one (1) calendar quarter during the term of the Loan (without giving effect to any extension of the Maturity Date) the ratio of Consolidated Senior Indebtedness to Adjusted Consolidated EBITDA may exceed 3.50 to 1.00 provided that such ratio is in no event greater than 3.75 to 1.00; or

(d)           at any time following the extension of the Maturity Date pursuant to §2.5, 3.00 to 1.00.”

3.    Conditions.  The effectiveness of this Amendment shall be subject to the satisfaction of the following conditions precedent (the date all such conditions have been satisfied or waived in writing by the Lenders hereinafter referred to as the “Amendment Effective Date”):

(i)    Execution of this Amendment.  The Agent shall have received executed originals of counterpart signature pages to this Amendment from the Borrower, the Guarantors and the Required Lenders.

(ii)    Mandatory Prepayment.  The Borrower shall have paid $50,000,000 in immediately available funds to the Agent for the respective accounts of the Lenders for application to the outstanding principal balance of the Loans.

(iii)    Payment of Fees. The Borrower shall have paid to the Agent (i) for its own account, certain fees for services rendered or to be rendered in connection with this Amendment as provided pursuant to the separate fee letter dated on or about the date hereof between the Borrower and the Agent and (ii) for the account of the Lenders executing and delivering their signature page to this Amendment prior to its effectiveness, an amendment fee in an amount equal to 50 basis points on each such Lender’s Term Loan Commitment.  All such fees shall be fully earned when paid and nonrefundable under any circumstances.

(iv)    No Default.  There shall exist no Default or Event of Default.

(v)    Representations and Warranties.  The representations and warranties contained in Section 6 of the Loan Agreement shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Amendment Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date).

4.    References to Loan Agreement.  All references in the Loan Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement, as modified and amended herein.

5.    Consent of Borrower and Guarantors.  Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents remain in full force and effect and constitute the valid and legally binding obligations of the Borrower and the Guarantors enforceable against such Persons in accordance with their respective terms.

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6.    Representations.  Each of the Borrower and each Guarantor represents and warrants to Agent and the Lenders as follows:

(a)    Authorization.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of the Borrower and such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and such Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or such Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, bylaws, operating agreement, partnership agreement, declaration of trust or other charter documents of, or any agreement or other instrument binding upon, the Borrower or such Guarantor, or any of their respective properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of the Borrower or any Guarantor, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.

(b)    Enforceability.  The execution and delivery of this Amendment are valid and legally binding obligations of the Borrower and the Guarantors, enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c)    Approvals.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

7.    No Default.  By execution hereof, the Borrower certifies that no Default or Event of Default has occurred and is continuing.

8.    Waiver of Claims. Each of the Borrower and each Guarantor acknowledges, represents and agrees that it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and the Borrower does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

9.    Ratification, etc.  Except as hereinabove set forth, all terms, covenants and provisions of the Loan Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents and the Loan Agreement as modified and amended herein.  Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower or any Guarantor under the Loan Documents.  Borrower, Guarantors, Agent and the Lenders hereby acknowledge and agree that, for purposes of correcting a scrivener’s error with respect to the date set forth in the defined term “Maturity Date” in Section 1.1 of the Loan Agreement, the date set forth in said defined term is March 10, 2011.

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10.    Amendment as Loan Document.  This Amendment shall constitute a Loan Document.

11.    Counterparts.  This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12.    Miscellaneous.  This Amendment shall, pursuant to New York General Obligations Law section 5-1401, be construed and enforced in accordance with the laws of the State of New York.  This Amendment shall be effective upon the execution hereof by Borrower, Guarantors, Agent and the Lenders and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.  All captions in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

BORROWER:

MEA HOLDINGS, INC., a Wisconsin corporation

By:	/s/ Charles M. Handy
Name: Charles M. Handy
Title: Chief Financial Officer

GUARANTORS:

COGDELL SPENCER, INC., a Maryland corporation

By:	/s/ Frank C. Spencer
Name: Frank C. Spencer
Title: President and Chief Executive Officer

COGDELL SPENCER, LP, a Delaware limited partnership

By: CS Business Trust I, a Maryland Business Trust, its General Partner

By:	/s/ Charles M. Handy
Name: Charles M. Handy
Title: Chief Financial Officer

CS BUSINESS TRUST I, a Maryland Business Trust

By:	/s/ Charles M. Handy
Name: Charles M. Handy
Title: Trustee

CS BUSINESS TRUST II, a Maryland Business Trust

By:	/s/ Charles M. Handy
Name: Charles M. Handy
Title: Trustee

ERDMAN COMPANY (F/K/A MARSHALL ERDMAN & ASSOCIATES, INC.), a Wisconsin corporation

By:	/s/ Brian Happ
Name: Brian Happ
Title: Executive VP & COO

MARSHALL ERDMAN DEVELOPMENT, LLC, a Wisconsin limited liability company

By:	/s/ Brian Happ
Name: Brian Happ
Title: Executive VP & COO

ERDMAN ARCHITECTURE & ENGINEERING COMPANY (F/K/A MEA 1, INC.), a Wisconsin corporation

By:	/s/ Brian Happ
Name: Brian Happ
Title: Executive VP & COO

LENDERS:

KEYBANK NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ Candice King
Name: Candice King
Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ Mark L. Bass
Name: Mark L. Bass
Title: Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

CITICORP NORTH AMERICA, INC.

By:	/s/ Ricardo James
Name: Ricardo James
Title: Director

BRANCH BANKING AND TRUST COMPANY

By:	/s/ H. Wright Uzzell, Jr.
Name: H. Wright Uzzell, Jr.
Title: Senior Vice President

M & I MARSHALL & ILSLEY BANK

By:	/s/ Jason D. Lavicky
Name: Jason D. Lavicky
Title: Vice President